EXHIBIT 99.2

          AMENDMENT NO. 1 (this "Amendment"), dated as of June 16, 1998, by and among El Paso Natural Gas Company, a Delaware corporation ("Parent"), El Paso Energy Corporation, a Delaware corporation ("Holding"), El Paso Acquisition Company, a Delaware corporation ("Merger Sub"), and DeepTech International Inc., a Delaware corporation (the "Company"), to the Agreement and Plan of Merger, dated as of February 27, 1998 (the "Merger Agreement"), by and among Parent, Merger Sub and the Company. All capitalized terms not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

          WHEREAS, Parent may adopt a holding company structure (the "Holding Company Reorganization") whereby Parent and its subsidiaries, including Merger Sub, would become direct and indirect subsidiaries of Holding, a newly formed Delaware holding company which has not engaged in any business other than in connection with the Holding Company Reorganization.

          WHEREAS, pursuant to the Holding Company Reorganization, holders of Parent Common Stock would become holders on a share-for-share basis of shares of common stock of Holding (the "Holding Common Stock").

          WHEREAS, Parent, Merger Sub and the Company desire to add Holding as a party to the Merger Agreement and to provide for Holding to perform the obligations of Parent under the Merger Agreement if the Holding Company Reorganization occurs prior to the Effective Time.

          NOW, THEREFORE, Parent, Holding, Merger Sub and the Company agree as follows:

          1. By this Amendment, Holding is hereby added as a party to the Merger Agreement.

          2. If the Holding Company Reorganization occurs prior to the Effective Time, for the period subsequent to the Holding Company
Reorganization:

               (a) Unless the context otherwise requires, all references in the Merger Agreement to Parent, except with respect to Article II of the Merger Agreement, shall be deemed references to Holding, and in accordance with Section 1.9(g) of the Merger Agreement, all references to Parent Common Stock shall be deemed references to Holding Common Stock.

               (b) Unless the context otherwise requires, references to the Restated Certificate of Incorporation of Parent shall be deemed references to the Restated Certificate of Incorporation of Holding as in effect immediately prior to the Effective Time.

               (c) Holding shall perform all of the obligations of Parent under the Merger Agreement which have not theretofore been performed.

               (d) The capital stock of Merger Sub will be transferred by Parent to Holding so that, notwithstanding any other provision of the Merger Agreement, Merger Sub will be a wholly owned Subsidiary of Holding.

               (e) Holding hereby represents and warrants to the Company as follows:

                    (i) Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (ii) As of the date hereof, the authorized capital stock of Holding consists of 1,000 shares of common stock, par value $1.00 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are directly owned by Parent free and clear of all liens, claims and encumbrances. Upon the consummation of the Merger, the authorized capital stock of Holding will consist of 275,000,000 shares of common stock, par value $3.00 per share, and 25,000,000 shares of preferred stock, par value $.01 per share.

                    (iii) Holding has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and sole stockholder of Holding. This Agreement constitutes a valid and binding obligation of Holding enforceable against Holding in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Holding are necessary to authorize this Agreement and the transactions contemplated hereby. Except as required by the HSR Act, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Holding of the Merger or the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which would not prevent the consummation of the transactions contemplated this Agreement.

               (f) References to Parent and Merger Sub, collectively, in Sections 6.2(a), 6.2(b) and 7.1(b) of the Merger Agreement shall be deemed to refer to Parent, Merger Sub and Holding.

          3. Except as expressly set forth herein, the Merger Agreement shall continue in full force and effect in accordance with its terms.

          4. This Amendment shall not be effective unless and until the Merger Agreement, as amended by this Amendment (as amended, the "Amended Merger Agreement"), has been duly approved by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote or act by consent thereon; it being understood that the Merger Agreement has previously been duly approved by written consents of the holders of the Company Common Stock and that the foregoing written consents shall remain in full force and effect notwithstanding any failure by the holders of Company Common Stock to approve the Amended Merger Agreement.

          5. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          6. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, the parties have executed this Amendment as the date first written above.

                                     EL PASO NATURAL GAS COMPANY

                                     By:    /s/ H. Brent Austin
                                         -----------------------------------
                                         Name:   H. Brent Austin
                                         Title:  Executive Vice President
                                                 and Chief Financial Officer

                                     EL PASO ENERGY CORPORATION

                                     By:    /s/ H. Brent Austin
                                         -----------------------------------
                                         Name:   H. Brent Austin
                                         Title:  Executive Vice President
                                                 and Chief Financial Officer

                                     EL PASO ACQUISITION COMPANY

                                     By:    /s/ H. Brent Austin
                                         -----------------------------------
                                         Name:   H. Brent Austin
                                         Title:  Executive Vice President

                                     DEEPTECH INTERNATIONAL INC.

                                     By:     /s/ Charles M. Darling, IV
                                         -----------------------------------
                                         Name:   Charles M. Darling, IV
                                         Title:   President